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Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-174698 on Form S-8 of our reports dated April 30, 2012, relating to the consolidated financial statements of Bona Film Group Limited, its subsidiaries, its variable interest entities (the "VIEs") and the VIEs' subsidiaries (collectively, the "Group"), and the effectiveness of the Group's internal control over financial reporting, appearing in this Annual Report on Form 20-F of Bona Film Group Limited for the year ended December 31, 2011.

/s/ Deloitte Touche Tohmatsu CPA Ltd.
Beijing, the People's Republic of China
April 30, 2012

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  Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM